Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (2003 Stock Incentive Plan) of our report dated February 26, 2001, relating to the financial statements and financial statement schedules of Saucony, Inc. which appears in Saucony's Annual Report on Form 10-K for the year ended January 3, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
June 3, 2003